Fawcett's VideoMarketing
                    Marketing - Production - Communications

DATE:                      AUGUST 1, 1999

TO:                        DENNIS BERARDI

FAX:                       (561) 781-7282

FROM:                      BILL FAWCETT

FAX:                       (949) 363-8609

SUBJECT:          A WIN / WIN FOR BOTH OF US

FAWCETT AGREES TO:         Price for Training Video in Kit $1.50

                           Price for Training Tape Sold Separately $2.50

                           Initial Order of Training Tapes - 1,000

      Master has already been shipped to Florida for duplication (30 days term).

TRILOGY AGREES TO:        Send 100 Pets Have Feelings Too Videos n/c to Fawcett.

                          Send 100 Training Tape Videos n/c/ to Fawcett.

                          Send 100 4/c Trilogy's Best Friends  Catalogue and

                               100 Application  Forms n/c to Fawcett.

DENNIS AGREES TO:          Influence a major  hitter (need not be CA) to sign up
                           in Fawcett's highly-promotional downline, that has the 500 Club, the Travel Certs and the Special Events
                           Calendar.

FAWCETT AGREES TO:         Supply  50  Vacation  Travel Certificates for Dennis'
                           promotional use (sample enclosed)

                           Supply 250 Vacation Travel Certs paid for by Fawcett will be used by Q and Bill to promote their 500 Club.

READ, AGREED & ACCEPTED

(signature)
William Fawcett

8/1/99

READ, AGREED & ACCEPTED

(signature)
Dennis Berardi, CEO

8/2/99


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                            Fawcett's VideoMarketing
                    Marketing - Production - Communications

March 19, 1999
Trilogy International, Inc.
1050 Southwest Chapman Way
Palm City, Florida 34990

Dear Dennis & Carol:

Pursuant to your request, Fawcett Productions, Inc. is pleased to submit, for your approval, this simple Letter of Agreement that sets forth the terms and conditions to produce the following:

* An innovative Trilogy Recruiting Video
* To Provide On-Going Marketing Consultation

CREATIVE TREATMENT

I envision producing the most innovative and talked-about Recruiting Video in the MLM Industry. Instead of talking to the animals, the animals will talk. Dogs and cats will pitch the petcare products. Who knows better than those who take the products?

The video will be a combination of the "Wonder Years" technique, where the animals think aloud with character voices and cartoon bubbles, along with minimal dog and cat lip motion. Of course, there will be actual on-tape interviews with Dr. Jane Bicks, Dr. Barry Sears and Dennis and Carol Berardi in California studio.

It is further agreed and understood that Dennis and Carol will have final approval of "people" talent prior to production.

CONDITIONS OF AGREEMENT - VIDEO & AUDIO

     This  Letter  of  Agreement  will  serve  to  confirm  our   conversations,
understanding, responsibilities and resulting verbal agreements, which shall be stated as follows:

     In  consideration  of  Fawcett   Productions,   Inc.  producing   Trilogy's
Recruiting Video below cost, Trilogy agrees:

     To grant: Fawcett Productions the exclusive right to duplicate its Recruiting Video. Trilogy agrees to purchase the 1st 12,000 VHS, G-Zero tapes at $2.25. Thereafter, Trilogy will purchase said tapes at $1.25 (plus S & h).

     It is also understood that, if Trilogy wants 4/c labels, they'll print video sketches and sleeves and ship to Fawcett for labeling.

     To position: Trilogy agrees to place William Fawcett in a "preferential" downline, a position where Dennis Berardi will place active distributors beneath Fawcett. It's also understood that Fawcett will use his contacts, database & marketing acumen to help build the downline.

     To pay: Trilogy agrees to pay a good faith deposit of $8,500, upon execution of the contract.

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

     To reimburse: Trilogy agrees to reimburse Fawcett's airfare to videotape Dr. Jane Bicks and Dr. Barry Sears if tapings are in a location other than in Fawcett's California studio.

     Simply stated, everything is included...no surprises. Once the script is approved, Fawcett Productions, Inc. assumes liability for delivery as outlined in this Letter of Agreement. It is also understood that price changes, additional costs or budget overruns, except where specifically noted in this Agreement, will be the liability of Fawcett Productions, Inc.

PAYMENT SCHEDULE

* Upon Execution of Agreement               $8,500 (Good Faith Deposit)
* Upon Completion of Video Trilogy agrees to order 750 VHS Dubs
* RETAIL VALUE OF THE VIDEO PRODUCTIONS $40,000

PROFESSIONAL TEAM

Director                            Bill Fawcett
Animation                           Sam Yano
Script                              Bill Fawcett, David Slaughter, Gloria Uhler
Input                               Dennis & Carol Berardi
Talent Coordinator                  Nancy Burkett
Cameramen                           John Gefrom, Jame Habig
Sound                               Sean Levin
Lighting                            Kelly Gee
Editor                              Dean Hamilton
Music/SFX                           Bill Trousdale

SCHEDULING

Fawcett Productions, Inc. is aware that "time is of the essence." Research and scripting will commence upon the execution of this Agreement and receipt of the first payment. Fawcett has cleared his April '99 Production Calendar to accommodate the immediate production of Trilogy's Recruiting Videotape.

CLEARANCE

Upon receipt of final payment, all rights to this production will be transferred to the client, Trilogy, for its exclusive use. These include music clearance, talent releases and other such rights.

ENTIRE AGREEMENT

This Agreement constitutes and reflects the entire understanding of the parties and supercedes and replaces all previous Agreements. No waiver, modification or discharge of this Agreement shall be valid, binding or effective unless in writing and executed by the party against whom enforcement thereof is sought. Time shall be of essence in this Agreement.

ARBITRATION

Any dispute arising under, or in connection with, this Agreement or any other aspect of the relationship between or among parties shall be submitted to and settled by arbitration in accordance with the rules of the American Arbitration Association then in effect. Any award rendered shall be final and binding upon each and all of the parties and judgment may be entered thereon in any court of competent jurisdiction.

ATTORNEY FEES

In any such proceedings, or any other further proceedings, instituted by one party hereto against the other with respect to any controversy or matter arising out of this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party reasonable attorney fees.

GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of California. In any such proceedings or any other further proceedings instituted by one party hereto against the other with respect to any controversy or matter arising out of this Agreement, the prevailing party shall be entitled to recover from the non-prevailing parties reasonable legal costs.


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